EXHIBIT 11
                                                          ----------
Earnings Per Share

     The following reconciles the numerators and denominators of the basic and diluted earnings per share computations before the 15% stock dividend.

                                                 For the Three Months Ended               For the Three Months Ended
                                                       June 30, 1999                               June 30, 1998
(In thousands, except per share             -----------------------------------      ------------------------------------
 data and percentages)                        Class A       Class B      Total        Class A        Class B       Total
-------------------------------             ----------    -----------   -------      ----------     ----------    -------
Basic Numerator
---------------
Actual dividends declared ..............   $       713   $       259   $   972      $       719    $       252   $    971
Basic allocation of undistributed
 earnings from continuing operations ...         5,566         2,091     7,657            4,269          1,780      6,049
                                            ----------    ----------    ------       ----------     ----------    -------
Income from continuing operations ......         6,279         2,350     8,629            4,988          2,032      7,020
Income from discontinued operations ....           582           219       801             (444)          (185)      (629)
                                            ----------    ----------    ------       ----------     ----------    -------
Net income .............................   $     6,861   $     2,569   $ 9,430      $     4,544    $     1,847   $  6,391
                                            ==========    ==========    ======       ==========     ==========    =======
Basic Denominator
-----------------
Weighted average shares outstanding ....    25,070,081    10,363,216                 22,724,683     10,425,815
                                            ==========    ==========                 ==========     ==========
Allocation percentage ..................         72.80%        27.20%                     70.57%         29.43%
                                            ==========    ==========                 ==========     ==========
Basic earnings per share ...............   $      0.27   $      0.25                $      0.20    $      0.18
                                            ==========    ==========                 ==========     ==========

Diluted Numerator
-----------------
Actual dividends declared ..............   $       713   $       259  $   972       $       719    $       252    $   971
                                            ----------    ----------   ------        ----------     ----------     ------
Basic allocation of  undistributed
  earnings from continuing operations ..         5,566         2,091    7,657             4,269          1,780      6,049
Reallocation of basic undistributed
  earnings due to change in
  allocation percentage ................           588          (588)       0               520           (520)         0
                                            ----------    ----------   ------        ----------     ----------     ------
Diluted allocated undistributed
  earnings from continuing operations ..         6,154         1,503    7,657             4,789          1,260      6,049
                                            ----------    ----------   ------        ----------     ----------     ------
Interest expense on convertible debt ...         1,190           290    1,480             1,170            308      1,478
                                            ----------    ----------   ------        ----------     ----------     ------
Dilutive net income from continuing
  operations ...........................         8,057         2,052   10,109             6,678          1,820      8,498
Dilutive net income from discontinued
  operations ...........................           644           157      801              (498)          (131)      (629)
                                            ----------    ----------   ------        ----------     ----------     ------
Net income .............................   $     8,701   $     2,209  $10,910       $     6,180    $     1,689    $ 7,869
                                            ==========    ==========   ======        ==========     ==========     ======
Diluted Denominator
-------------------
Basic weighted average shares
 outstanding ...........................    25,070,081    10,363,216                 22,724,683     10,425,815
Convertible debentures .................    15,542,021             0                 15,973,042              0
Options ................................       280,338       618,628                    622,875        958,833
                                            ----------    ----------                 ----------     ----------
Diluted weighted average
  shares outstanding ...................    40,892,440    10,981,844                 39,320,600     11,384,648
                                            ==========    ==========                 ==========     ==========
Allocation percentage ..................         80.38%        19.62%                     79.16%        20.84%
                                            ==========    ==========                 ==========     ==========
Diluted earnings per share .............   $      0.21   $      0.20                $      0.16    $     0.16
                                            ==========    ==========                 ==========     ==========

                                                 For the Six Months Ended                   For the Six Months Ended
                                                       June 30, 1999                               June 30, 1998
(In thousands, except per share             -----------------------------------      ----------------------------------
 data and percentages)                        Class A       Class B      Total        Class A        Class B      Total
-------------------------------             ----------    -----------   -------      ----------    ----------    ------
Basic Numerator
---------------
Actual dividends declared ...........      $     1,423   $       518  $ 1,941     $     1,318    $       507   $ 1,825
Basic allocation of undistributed
 earnings from continuing operations            10,817         4,042   14,859           7,009          3,032    10,041
                                            ----------    ----------   ------      ----------     ----------   ------
Income from continuing operations ...           12,240         4,560   16,800           8,327          3,539    11,866
Income from discontinued operations .              583           218      801            (153)           (66)     (219)
                                            ----------    ----------   ------      ----------     ----------   -------
Net income ..........................      $    12,823   $     4,778  $17,601     $     8,174    $     3,473   $11,647
                                            ==========    ==========   ======      ==========     ==========    ======

Basic Denominator
Weighted average shares outstanding .       25,205,483    10,361,476               22,269,820     10,596,437
                                            ==========    ==========               ==========     ==========
Allocation percentage ...............            72.80%        27.20%                   69.80%         30.20%
                                            ==========    ==========               ==========     ==========
Basic earnings per share ............      $      0.51   $      0.46              $      0.37    $      0.33
                                            ==========    ==========               ==========     ==========
Diluted Numerator
-----------------
Actual dividends declared ...........      $     1,423   $       518  $ 1,941     $     1,318    $       507   $ 1,825
                                            ----------    ----------   ------      ----------     ----------    -------
Basic allocation of  undistributed
 earnings from continuing operations            10,817         4,042   14,859           7,009          3,032    10,041
Reallocation of basic undistributed
 earnings due to change in
 allocation percentage ..............            1,133        (1,133)       0             892           (892)        0
                                            ----------    ----------   ------      ----------     ----------    ------
Diluted allocated undistributed
 earnings from continuing operations            11,950         2,909   14,859           7,901          2,140    10,041
                                            ----------    ----------   ------      ----------     ----------    ------
Interest expense on convertible debt             2,389           582    2,971           2,373            643     3,016
                                            ----------    ----------   ------      ----------     ----------    ------
Dilutive net income from continuing
 operations .........................           15,762         4,009   19,771          11,592          3,290    14,882
Dilutive net income from discontinued
  operations ........................              644           157      801            (172)           (47)     (219)
                                            ----------    ----------   ------      ----------     ----------   -------
Net income ..........................      $    16,406   $     4,166  $20,572     $    11,420    $     3,243   $14,663
                                            ==========    ==========   ======      ==========     ==========    ======
Diluted Denominator
Basic weighted average shares
 outstanding ........................       25,205,483    10,361,476               22,269,820     10,596,437
Convertible debentures ..............       15,542,021             0               16,138,597              0
Options .............................          301,112       628,951                  631,411      1,034,397
                                            ----------    ----------               ----------     ----------
Diluted weighted average
  shares outstanding ................       41,048,616    10,990,427               39,039,828     11,630,834
                                            ==========    ==========               ==========     ==========
Allocation percentage ...............            80.42%        19.58%                   78.69%         21.31%
                                            ==========    ==========               ==========     ==========
Diluted earnings per share ..........      $      0.40   $      0.38              $      0.29    $      0.28
                                            ==========    ==========               ==========     ==========
